EXHIBIT 12

             COMPUTATION OF RATIO OF NET INCOME TO FIXED CHARGES AND
       NET INCOME TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                                   (UNAUDITED)

(Dollars in millions)

                                                            For Six Months Ended
                                                            --------------------
                                                        June 30, 2000   June 30, 1999
                                                        -------------   -------------
Income before income taxes (1)                              $4,926        $6,137

Add: Fixed charges, excluding
   capitalized interest                                        905           973
                                                            ------        ------

Net income as adjusted                                      $5,831        $7,110
                                                            ======        ======

Fixed charges:
   Interest expense                                         $  685        $  739
   Capitalized interest                                         15            15
   Portion of rental expense representative of
     interest                                                  220           234
                                                            ------        ------

Total fixed charges                                         $  920        $  988
                                                            ======        ======
Preferred stock dividends (2)                                   14            15
                                                            ------        ------

Combined fixed charges and preferred stock
   dividends                                                $  934        $1,003
                                                            ======        ======

Ratio of net income to fixed charges                          6.33          7.20

Ratio of net income to combined fixed charges
and preferred stock dividends                                 6.24          7.09

(1) Income before income taxes excludes the company's share in the income and losses of less-than-fifty percent-owned affiliates.

(2) Included in the ratio computation are preferred stock dividends of $10 million for the first six months of 2000 and 1999, or $14 million and $15 million, respectively, representing the pre-tax income that would be required to cover those dividend requirements based on the company's effective tax rate for the six months ended June 30, 2000 and 1999.

                      (THIS PAGE INTENTIONALLY LEFT BLANK)

                               SEGMENT INFORMATION
                                   (UNAUDITED)

                                                 Hardware Segments
                                      -----------------------------------------
                                                       Personal      Enterprise       Global
(Dollars in millions)                 Technology       Systems        Systems        Services
                                      ----------       -------        -------        --------
Three Months Ended June 30, 2000:

External revenue                        $ 2,456        $ 3,914        $ 2,774        $ 8,184
Internal revenue                            710             21            162            600
                                        -------        -------        -------        -------
Total revenue                           $ 3,166        $ 3,935        $ 2,936        $ 8,784
                                        =======        =======        =======        =======
Pre-tax income (loss)                   $   226        $   (69)       $   448        $ 1,069
                                        =======        =======        =======        =======

Revenue year-to-year change                (6.3)%         (4.4)%         (8.6)%          1.9%
Pre-tax income year-to-year change        222.9%          31.0%         (24.7)%         (4.6)%
Pre-tax income margin                       7.1%          (1.8)%         15.3%          12.2%

Three Months Ended June 30, 1999*:

External revenue                        $ 2,347        $ 4,111        $ 3,069        $ 7,988
Internal revenue                          1,031              7            142            628
                                        -------        -------        -------        -------
Total revenue                           $ 3,378        $ 4,118        $ 3,211        $ 8,616
                                        =======        =======        =======        =======
Pre-tax income (loss)                   $    70        $  (100)       $   595        $ 1,121
                                        =======        =======        =======        =======

Pre-tax income margin                       2.1%          (2.4)%         18.5%          13.0%

* Reclassified to conform with 2000 presentation.

Reconciliations to IBM as Reported:

                                               Three Months Ended  Three Months Ended
(Dollars in millions)                            June 30, 2000       June 30, 1999
                                                 -------------       -------------
Revenue:
Total reportable segments                           $ 23,627           $ 24,014
Eliminations/other                                    (1,976)            (2,109)
                                                    --------           --------
Total IBM Consolidated                              $ 21,651           $ 21,905
                                                    ========           ========

Pretax income:
Total reportable segments                           $  2,604           $  2,502
Sales of IBM's Global Network                             --              3,430
Second quarter actions                                    --             (1,820)
Eliminations/other                                       169                (69)
                                                    --------           --------
    Total IBM Consolidated                          $  2,773           $  4,043
                                                    ========           ========

                              Global             Enterprise            Total
       Software             Financing           Investments           Segments
       --------             ---------           -----------           --------

       $ 3,182               $   829              $   321             $ 21,660
           209                   264                    1                1,967
       -------               -------              -------             --------
       $ 3,391               $ 1,093              $   322             $ 23,627
       =======               =======              =======             ========
       $   736               $   306              $  (112)            $  2,604
       =======               =======              =======             ========

           2.5%                 13.6%               (23.5)%               (1.6)%
          (2.6)%                16.3%                44.8%                 4.1%
          21.7%                 28.0%               (34.8)%               11.0%

       $ 3,126               $   764              $   418             $ 21,823
           182                   198                    3                2,191
       -------               -------              -------             --------
       $ 3,308               $   962              $   421             $ 24,014
       =======               =======              =======             ========
       $   756               $   263              $  (203)            $  2,502
       =======               =======              =======             ========

          22.9%                 27.3%               (48.2)%               10.4%

                               SEGMENT INFORMATION
                                   (UNAUDITED)

                                                  Hardware Segments
                                      -----------------------------------------
                                                      Personal       Enterprise      Global
(Dollars in millions)                 Technology       Systems        Systems       Services
                                      ----------       -------        -------       --------
Six Months Ended June 30, 2000:

External revenue                        $ 4,396        $ 7,175        $ 5,190        $15,736
Internal revenue                          1,503             31            325          1,195
                                        -------        -------        -------        -------
Total revenue                           $ 5,899        $ 7,206        $ 5,515        $16,931
                                        =======        =======        =======        =======
Pre-tax income (loss)                   $   246        $  (247)       $   887        $ 2,067
                                        =======        =======        =======        =======

Revenue year-to-year change                (8.4)%         (8.5)%         (9.5)%          0.6%
Pre-tax income year-to-year change        179.5%         (59.4)%        (22.3)%          0.3%
Pre-tax income margin                       4.2%          (3.4)%         16.1%          12.2%

Six Months Ended June 30, 1999*:

External revenue                        $ 4,557        $ 7,862        $ 5,807        $15,538
Internal  revenue                         1,880             14            285          1,297
                                        -------        -------        -------        -------
Total revenue                           $ 6,437        $ 7,876        $ 6,092        $16,835
                                        =======        =======        =======        =======
Pre-tax income (loss)                   $    88        $  (155)       $ 1,142        $ 2,061
                                        =======        =======        =======        =======

Pre-tax income margin                       1.4%          (2.0)%         18.7%          12.2%

* Reclassified to conform with 2000 presentation.

Reconciliations to IBM as Reported:

                                               Six Months Ended     Six Months Ended
(Dollars in millions)                            June 30, 2000       June 30, 1999
                                                 -------------       -------------
Revenue:
Total reportable segments                           $ 44,835           $ 46,386
Eliminations/other                                    (3,836)            (4,164)
                                                    --------           --------
Total IBM Consolidated                              $ 40,999           $ 42,222
                                                    ========           ========

Pretax income:
Total reportable segments                           $  4,709           $  4,762
Sales of IBM's Global Network                             --              3,430
Second quarter actions                                    --             (1,820)
Eliminations/other                                       234               (229)
                                                    --------           --------
Total IBM Consolidated                              $  4,943           $  6,143
                                                    ========           ========

                             Global           Enterprise             Total
       Software           Financing           Investments         Segments
       --------           ---------           -----------         --------

        $ 6,109             $ 1,657            $      662         $ 40,925
            384                 470                     2            3,910
        -------             -------            ----------         --------
        $ 6,493             $ 2,127            $      664         $ 44,835
        =======             =======            ==========         ========
        $ 1,317             $   594            $     (155)        $  4,709
        =======             =======            ==========         ========

            0.8%               12.4%                (18.4)%           (3.3)%
           (9.9)%              18.3%                 54.1%            (1.1)%
           20.3%               27.9%                (23.3)%           10.5%

        $ 6,046             $ 1,488             $     800         $ 42,098
            393                 405                    14            4,288
        -------             -------             ---------         --------
        $ 6,439             $ 1,893             $     814         $ 46,386
        =======             =======             =========         ========
        $ 1,462             $   502             $    (338)        $  4,762
        =======             =======             =========         ========

           22.7%               26.5%                (41.5)%           10.3%

                         EXHIBITS OMITTED FROM THIS COPY

The By-laws of IBM as amended through July 25, 2000

The Financial Data Schedule

IBM's Definitive Proxy Statement dated March 23, 2000.

Copies of these exhibits may be obtained without charge from EquiServe, First Chicago Trust Division, Suite 4688, P.O. Box 2530, Jersey City, New Jersey 07303-2530


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